SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 3, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

(a) On September 3, 2009, American Greetings Corporation (the “Company”) made the determination to wind down and dissolve Carlton México, S.A. de C.V. (“Carlton Mexico”), the Company’s subsidiary that distributes and merchandises greeting cards, gift wrap and related products for retail customers throughout Mexico. Going forward, the Company will continue to make products available to its customers by selling to a third party distributor who will sell to and service Carlton Mexico’s customers. The decision to dissolve Carlton Mexico and transition to a distributor model was the result of a comprehensive review of alternatives designed to reduce costs while continuing to serve Carlton Mexico’s customers. The transition to a third party distributor model is expected to provide a more cost-effective method of servicing and merchandising product to retail customers in Mexico. The dissolution will result in the closure of Carlton Mexico’s facility in Mexico City, Mexico, which is expected to occur during the remainder of the current fiscal year, and the elimination of approximately 170 positions.

(b) The Company estimates that it will incur approximately $1 million to $2 million in employee termination costs, $5 million to $6 million in asset impairment costs and $6 million to $8 million in other associated costs, primarily currency translation adjustments, with the dissolution of Carlton Mexico and the exit of this facility.

(c) The Company estimates that it will incur a total of approximately $12 million to $16 million in costs (as itemized above) in connection with the dissolution of Carlton Mexico and the exit of this facility. The Company expects to recognize all of these costs during the fiscal year ending February 28, 2010.

(d) The Company estimates that approximately $1 million to $2 million of the estimated total costs will result in future cash expenditures.

This Form 8-K contains statements that may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Further information concerning issues that could materially affect actual results and performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

Date: September 10, 2009

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